  EXHIBIT 10.15

WAGE SETTLEMENT AND RELEASE AGREEMENT

This Wage Settlement and Release Agreement (“Agreement”) is made and executed to be effective as of February 1, 2018 (“Effective Date”), by and among WEED, INC., a Nevada corporation (“Company”), and RYAN BREEN (“Mr. Breen”). The Company and Mr. Breen are sometimes referred to herein individually as a “Party” or collectively as the “Parties.”

R E C I T A L S

A.           The Company and Mr. Breen were parties to an Executive Employment Agreement dated as of October 1, 2016 (“Employment Agreement”).

B.           Mr. Breen resigned from his position in the Company on January 23rd, 2018 and the Company accepted his resignation on the same date (“Resignation Date”) and each of the Company and Mr. Breen accepted the Resignation Date as the termination date of the Employment Agreement.

C.           Pursuant to the terms and conditions herein, Mr. Breen wishes to release the Company of all consideration that Mr. Breen may be entitled to under the Employment Agreement as of the Resignation Date, including but not limited to, stock consideration set out in Section 4 of the Employment Agreement.

A G R E E M E N T

NOW, THEREFORE, in consideration of the promises and the mutual agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1. Recitals. The Parties accept the foregoing recitals as stated above and hereby incorporate them as representations and terms into this Agreement.

2. Settlement and Resolution of Wage Claims. In full and final satisfaction of the release of all claims relating to wages owing by the Company to Mr. Breen pursuant to the Employment Agreement, the Company shall pay to Mr. Breen the sum of Five Thousand Dollars ($5000.00 US) (“Settlement Amount”) subject to required federal, state and local income deductions. The Settlement Amount shall constitute the full and final settlement of any and all claims for consideration owed to Mr. Breen under the Employment Agreement.

3. Enforcement of Agreement. It is expressly agreed and understood by the Parties hereto that neither the releases nor any other provisions of this Agreement are intended to release the Parties from the obligations contained herein, and each Party to this Agreement hereby expressly reserves any claims arising solely out of the obligations created by this Agreement

4. Consultation with Counsel. Mr. Breen acknowledges that he has had a full and complete opportunity to consult with counsel and other advisors of his own choosing concerning the terms and conditions of this Agreement, and that the Company has not made any representations or warranties to Mr. Breen concerning the terms and conditions of this Agreement.

5.           Non-Disclosure. Mr. Breen agrees that he will not disclose the terms of this Agreement to anyone other than disclosing such information to his spouse, attorney(s), and/or professional tax and/or financial advisors, or pursuant to court order or subpoena or as otherwise required by law. Should Mr. Breen disclose information about this Agreement to the foregoing individuals and/or entities, he shall advise such person(s) that they must maintain the strict confidentiality of such information and must not disclose it unless otherwise required by law.

6.             Notice. Any notice made under this Agreement shall be sent as follows:

Notice to the Company shall be sent to:

WEED, Inc.
One South Church Ave, 12th Floor
Tucson, Arizona 85701
Attn: Glenn E. Martin, President and CEO

Notice to Mr. Breen shall be sent to:

Ryan Breen
4920 N. Post Trail
Tucson, AZ 85750

7.            Miscellaneous. This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their heirs, executors, administrators, successors, legal representatives, and permitted assigns. This Agreement may not be amended, waived, modified, discharged or terminated except in writing signed by all of the Parties. This Agreement shall be governed by and construed under the laws of the State of Arizona, without reference to principles of conflict of laws or choice of laws. This Agreement, together with the other agreements specifically referenced herein, constitutes the final, complete, and exclusive statement of the terms of the agreement between the Parties pertaining to the subject matter of this Agreement and supersedes all prior and contemporaneous understandings or agreements of the Parties. This Agreement may not be contradicted by evidence of any prior or contemporaneous statements or agreements. No Party has been induced to enter into this Agreement by, nor is any Party relying on, any representation, understanding, agreement, commitment or warranty outside those expressly set forth in this Agreement. Nothing in this Agreement modifies the current employment relationship between the Parties and nothing in this Agreement is an express or implied promise of continued employment. This Agreement may be executed in one or more counterparts, each of which shall be considered an original instrument, but all of which shall be considered one and the same agreement. The execution of this Agreement and any agreement or instrument entered into in connection with this Agreement, and any proper amendment hereto or thereto, may be evidenced by way of a facsimile or portable document format (.pdf) transmission of such Party’s signature, or a photocopy of such facsimile or portable document format (.pdf) transmission, and such facsimile or portable document format (.pdf) signature shall be deemed to constitute the original signature of such Party hereto.

IN WITNESS WHEREOF, the Parties have executed this Wage Settlement and Release Agreement to be effective as of the date first set forth above.

COMPANY:

WEED, INC., a Nevada corporation

By:
Name: Glenn E. Martin
Its: President and CEO

MR. BREEN:

Ryan Breen

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